Exhibit 99.1

PRESS RELEASE

First Community Bancorp (NASDAQ: FCBP)	First Community Financial Corp.

Contacts: Matthew P. Wagner, President & CEO Victor Santoro, Executive VP & CFO 120 Wilshire Boulevard Santa Monica, California 90401 Phone: (310) 458-1521	Contact: James Adamany, President & CEO 4000 N. Central Avenue, Suite 100 Phoenix, Arizona 85102 Phone: (602) 265-7714

FOR IMMEDIATE RELEASE	FEBRUARY 5, 2004

FIRST COMMUNITY BANCORP ANNOUNCES AGREEMENT
TO ACQUIRE PHOENIX-BASED COMMERCIAL FINANCE COMPANY

– Acquisition of First Community Financial Corp. Extends Core Commercial Lending Capabilities –

– First Community Bancorp Raises $60 Million in Trust Preferred Securities Offering
for Acquisition Financing –

Rancho Santa Fe, California . . . First Community Bancorp (Nasdaq: FCBP) today announced the signing of a definitive agreement to acquire for $40 million in cash all of the outstanding common stock and options of First Community Financial Corp., or FC Financial, a privately-held commercial finance company based in Phoenix, Arizona with approximately $80 million in assets as of December 31, 2003.    First Community will also assume FC Financial’s existing debt, which was approximately $61 million at December 31, 2003, and currently expects to replace such debt with lower-cost funding.  FC Financial has used its debt to finance its lending activity.  FC Financial is an asset-based lender and factoring company with 40 employees and lending production offices in Phoenix, Arizona, Los Angeles and Orange, California, and Houston and  Dallas, Texas.

The acquisition is subject to customary conditions, including the approval of FC Financial’s shareholders, and is expected to close in March 2004.  Immediately following the completion of the acquisition, it is anticipated that FC Financial will become an operating subsidiary of First National Bank, a wholly-owned subsidiary of First Community Bancorp headquartered in San Diego, California.

Matt Wagner, President and Chief Executive Officer of First Community Bancorp commented, “FC Financial is a great addition to First Community Bancorp and to First National Bank.  This acquisition will extend our core lending products with higher margin products, and diversify our existing portfolio by increasing our commercial and industrial lending base.  Additionally, because of FC Financial’s historical success managing credit quality, the acquisition will provide additional risk management expertise for our current portfolio.  With 25% of FC Financial’s business already located in Southern California, we expect our branch network and referral ability to further stimulate FC Financial’s growth.”

James Adamany, President and CEO of FC Financial commented, “We have had a relationship with First Community Bancorp for several years, and this transaction is the culmination of our efforts in cultivating that relationship.  We are very enthusiastic about the opportunities that lie ahead for FC Financial as a part of First Community Bancorp and First National Bank and our employees and executive team are excited to join such a terrific organization.”

First Community also announced today that it has received proceeds of $59.7 million from a $60.0 million participation in a pooled trust preferred stock offering. This trust preferred stock offering was issued through a wholly-owned trust subsidiary of First Community Bancorp. The issue consisted of capital securities with a maturity of 30 years from the date of issuance.   The long-term capital securities bear a floating interest rate based on 3-month LIBOR plus 2.75%.

The proceeds from the $60 million trust preferred stock offering will be used to help finance the acquisitions of FC Financial and Harbor National Bank.

On December 1, 2003, First Community Bancorp announced the signing of a definitive agreement to acquire all of the outstanding capital stock and options of Harbor National Bank for $35.5 million.  That transaction, which is subject to regulatory approvals and the approval of Harbor’s shareholders, is expected to close early in the second quarter of 2004.

As of December 31, 2003, on a pro forma consolidated basis with Harbor and FC Financial, First Community would have approximately $2.7 billion in assets with 35 branches throughout Southern California.  Pacific Western National Bank would have approximately $1.5 billion in assets and 22 branches, and First National Bank would have approximately $1.2 billion in assets and 13 branches.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $2.4 billion in assets as of December 31, 2003, with two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank.  Through the banks’ 32 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses.  Pacific Western has 19 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties and First National Bank has 13 branches across San Diego County.  Additional information regarding First Community is available on the Internet at www.firstcommunitybancorp.com.  Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

ABOUT FIRST COMMUNITY FINANCIAL CORPORATION

First Community Financial Corporation is a commercial finance company established in 1985 that provides flexible lending programs to solve the working capital needs of growing companies.  These programs include revolving lines of credit and term loans secured by accounts receivable, inventory and equipment as well as factoring.  Typical industries served by these lending programs include manufacturers and suppliers, distributors, staffing and service entities, transportation concerns, printers and residential subcontractors.  These programs are provided to businesses located in the Southwest, primarily in the states of Arizona, California and Texas.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community Bancorp and its subsidiaries, and the combined company after completion of the acquisitions mentioned herein, which statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community Bancorp.  First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.  Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which First Community Bancorp does or anticipates doing business, are less favorable than expected; legislative or regulatory requirements or changes adversely affect First Community Bancorp’s business; changes in the securities markets; First Community Bancorp’s ability to consummate the acquisitions of FC Financial and Harbor, to achieve expected synergies and operating efficiencies within expected time-frames or at all or to successfully integrate the operations of FC Financial and Harbor; regulatory approvals for acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and other risks that are described in First Community Bancorp’s public filings with the U.S. Securities and Exchange Commission (the “SEC”).  If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community Bancorp’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements.  First Community Bancorp assumes no obligation to update such forward-looking statements.